SECURITIES ESCROW AGREEMENT

This Securities Escrow Agreement (the “Agreement”), dated as of August 19, 2010, by and among Todd Albiston, 8346 S. Viscounti Drive, Sandy, Utah 84093, a resident of Salt Lake County, Utah (the “Grantee”); Trescha Peeples, a resident of Clark County, Nevada (the “Stockholder”); and Leonard W. Burningham, Esq. (the “Escrow Agent”).

R E C I T A L S:

A. The Grantee and the Stockholder are parties to an Option Agreement dated August 19, 2010, by which the Stockholder has granted to the Grantee the right to purchase up to 160,000 “unregistered” and “restricted” shares (the “Option Shares”) of the common stock of RxBids, a Nevada corporation (the “Company”), for an Aggregate Exercise Price of $8,000 (the “Option”).

B. The Option Agreement provides for the engagement of the Escrow Agent to effectuate the proper distribution of the Option Shares and the Aggregate Exercise Price and the Escrow Agent has indicated his willingness to serve in such capacity.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment of Escrow Agent.  The Grantee and the Stockholder do hereby appoint and designate Leonard W. Burningham, Esq. as Escrow Agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions as set forth herein.

2. Establishment of Escrow.  Concurrently with the execution of this Agreement, the Stockholder has deposited with Escrow Agent certificates representing the Option Shares, duly endorsed and Medallion Guaranteed with respect to the requisite signatures thereon (the “Option Certificates”).  The Escrow Agent shall hold the Option Certificates in Escrow, subject to the terms and conditions hereof.  Escrow Agent acknowledges receipt of the Option Certificates from the Stockholder and agrees to hold the same in escrow pursuant to the terms hereof.

3. Release of Option Shares and Funds.

(a) If the Grantee or its assigns do not execute the Option by the end of the Option Period as defined in Section 3.1 of the Option Agreement, then the Escrow Agent shall promptly deliver the Option Certificate to the Stockholder.

(b) In the event the Grantee or his assigns execute the Option by the end of the Option Period, then the Escrow Agent shall promptly deliver:  (i) the Option Certificate to the Grantee or such persons as the Grantee designates in writing; and (ii) the Aggregate Exercise Price by wire transfer to the Stockholder upon confirmation of good funds.

4. Termination.  Upon the happening of the events set out in either Paragraph 3(a) or 3(b), the Escrow Agreement shall be terminated.

5. Limited Duties and Liabilities of Escrow Agent.

(a) The Escrow Agent is not a party to, and is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as herein set forth under the express provisions of this Agreement.

(b) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no other or further duties or responsibilities shall be implied.

(c) The Escrow Agent shall be protected in acting upon any written instruction, notice, request, waiver, consent, receipt or other paper or document apparently signed by a party in connection with Option Shares and the Aggregate Purchase Price; provided, that the Escrow Agent shall make a reasonable effort to ascertain that any document on which the Escrow Agent acts is actually executed by the party who has been represented as signing the document.

(d) The Escrow Agent may seek the advice of legal counsel in the event of any question or dispute as to the construction of any of the provisions hereof or his duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with their opinion and instructions.

(e) The Escrow Agent is not obligated to render any statements or notices of non-performance hereunder to any party hereto, but may in his discretion inform any party hereto or his authorized representative of any matters pertaining to this Escrow Agreement.

(f) The Escrow Agent shall not be liable for any error or judgment, or for any act done or omitted by it in good faith, or for any mistake of fact or law, or for anything which he may do or omit from doing in connection herewith, except upon his own gross negligence or willful misconduct.

(g) In the event of any disagreement between any of the parties to this Escrow Agreement, or between them or either of them and any other person, resulting in demands or adverse claims being made in connection with or for any asset involved herein or affected hereby such that the Escrow Agent is uncertain as to his duties and rights under this Agreement, or in the event the Escrow Agent shall receive instructions from the Stockholder or the Grantee which, in the Escrow Agent’s opinion conflict with the provisions of this Agreement, the Escrow Agent shall be entitled, at his discretion, to refuse to comply with any demands or claims on him, as long as such disagreement shall continue, and in so refusing the Escrow Agent shall not be or become liable in any way or to any person or party for his failure or refusal to comply with such conflicting demands or adverse claims, and he shall be entitled to continue so to refrain from acting and so to refuse to act until the rights of each person or party shall have been finally adjudicated in a court assuming and having jurisdiction on the asset involved herein or affected hereby, or all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing signed by all persons and parties interested.

6. Resignation.  The Escrow Agent may resign and be discharged from his duties and obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect, which date shall be not less than fifteen (15) business days from the date of such notice.

7. Indemnification.  The Stockholder and the Grantee hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold him harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with his entering into this Escrow Agreement and carrying out his duties hereunder, including the costs and expenses of defending himself against any claim of liability.

8. Notices.  All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered mail, return receipt requested, as follows:

(a) as to the Grantee:

Todd Albiston
8346 S. Viscounti Drive
Sandy, Utah  84093

(b) as to the Stockholder:

Trescha Peeples
13416 W. Chaparosa Way
Peoria, Arizona  85383

(c) as to the Escrow Agent:

Leonard W. Burningham, Esq.
455 East 500 South, Suite 205
Salt Lake City, Utah  84111

or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested and any such notice or communication given in the manner specified in this Paragraph 8 shall be deemed to have been given as of the date so mailed except with respect to the Escrow Agent as to which any notice shall be deemed to have been given on the date received by the Escrow Agent.

9. Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Utah without reference to principles of conflicts of laws.

10. Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof.

11. Amendment and Waiver.  This Agreement may not be amended except by a written agreement between the parties making reference to this Agreement.

12. Counterparts.  This Agreement may be executed by any or all parties signing the same instrument, or by each party signing a separate counterpart or counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Severability.  If any one or more of the provisions contained in this Agreement or in any other document delivered pursuant hereto shall for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other document.

14. Inconsistencies.  In the event any of the terms and provisions of the Option Agreement shall be inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control.

15. Waiver of Conflict.  The parties hereby acknowledge that Branden T. Burningham, Esq., is both the son of the Escrow Agent and the legal counsel for Grantee and that such relationship may present a conflict of interest with respect to the Escrow Agent’s engagement hereunder.  Nonetheless, after the opportunity to discuss this potential conflict of interest with his legal counsel, Stockholder hereby waives objection to such conflict.

IN WITNESS WHEREOF, the parties hereto, have executed this Securities Escrow Agreement on the day and year first above written.

/s/ Todd Albiston
Todd Albiston

/s/ Trescha Peeples
Trescha Peeples

/s/ Leonard W. Burningham
Leonard W. Burningham, Esq.